UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 1, 2011, ULURU Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The proposals submitted to a vote of the stockholders at the Annual Meeting are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2011.  The total number of shares of common stock entitled to vote at the Annual Meeting was 87,341,709, of which 59,472,659 shares, or 68.1%, were represented either in person or by proxy at the meeting.

To permit additional time to solicit stockholder votes for Proposal No. 3, a proposal to authorize the Board of Directors to amend the Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share, the Annual Meeting with respect to this proposal was adjourned until June 16, 2011 at 10:00 a.m. (Central Daylight Time) and scheduled to reconvene at that time at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001.

The final voting results for each of the remaining proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.	Election of Directors.

By the votes reflected below, the following nominees were elected to the Company’s Board of Directors to hold office for the term expiring at the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William W. Crouse	18,891,956	3,067,097	37,514,106
Jeffrey B. Davis	18,800,266	3,158,287	37,514,106
Kerry P. Gray	18,532,746	3,425,807	37,514,106
Jeffrey A. Stone	18,868,966	3,089,587	37,514,106

Proposal 2.	Ratification of the appointment of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,777,269	1,616,307	6,079,083	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 6, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer